UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 4, 2021

MTS SYSTEMS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Minnesota	000-02382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

14000 TECHNOLOGY DRIVE, EDEN PRAIRIE, MN 55344

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(952) 937-4000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.25 par value	MTSC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of shareholders of MTS Systems Corporation, a Minnesota corporation (the “Company”), was held virtually via the Internet at 11:00 AM Eastern Time on March 4, 2021 (the “Special Meeting”). A total of 15,050,331 shares of common stock, par value $0.25 per share, of the Company (“Common Stock”), out of a total of 19,474,695.082 shares of Common Stock issued and outstanding and entitled to vote as of January 27, 2021 (the record date for the Special Meeting), were present at the Special Meeting via the Special Meeting website or by proxy, and, therefore, a quorum was present. A summary of the voting results for the following proposals, each of which is described in detail in the Company’s definitive proxy statement (the “Proxy Statement”), dated January 28, 2021 and first mailed to the Company’s shareholders on or about January 29, 2021, is set forth below:

Approval of the Merger and the Other Transactions Contemplated by the Merger Agreement

As previously disclosed, on December 8, 2020, the Company entered into an Agreement and Plan of Merger, by and among the Company, Amphenol Corporation, a Delaware corporation (“Parent”) and Moon Merger Sub Corporation, a Minnesota corporation and a wholly-owned subsidiary of Parent (“Sub”) (as may be amended from time to time and including the plan of merger attached as Exhibit A thereto, the “Merger Agreement”). The Merger Agreement provides that Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”).

At the Special Meeting, the Company’s shareholders voted upon and approved by the requisite vote a proposal to approve and adopt the Merger Agreement. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained
14,956,656	61,226	32,449

Advisory Vote on Named Executive Officer Merger-Related Compensation

At the Special Meeting, the Company’s shareholders voted upon and approved by the requisite vote a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers and that is based on, or otherwise relates to, the Merger. The vote regarding the named executive offers’ Merger-related compensation was advisory only and the result of the vote is not binding on the Company or Parent and is not a condition to consummation of the Merger. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained
14,502,820	468,721	78,790

Adjournment of the Special Meeting

Because shareholders holding at least a majority of the outstanding voting shares of Common Stock approved the proposal to adopt the Merger Agreement, the proposal to adjourn the Special Meeting from time to time to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement, was rendered moot and was not called for a vote at the Special Meeting.

Item 8.01 Other Events.

On March 4, 2021, the Company issued a press release announcing the preliminary results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of MTS Systems Corporation dated March 4, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS SYSTEMS CORPORATION
(Registrant)

Date:March 5, 2021	By:	/s/ BRIAN T. ROSS
Brian T. Ross
Executive Vice President and Chief Financial Officer